SCHEDULE 14A
                     Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Section 240.14a-12

                             The Morgan Group, Inc.
--------------------------------------------------------------------------------
                (Name Of Registrant As Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]      No fee required
[ ]      Fee  computed on table below per  Exchange  Act Rules  14a-6(i)(1)  and
         0-11.
         (1) Title of each class of securities to which transaction applies:

                  --------------------------------------------------------------
         (2)      Aggregate number of securities to which transaction applies:

                  --------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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         (4)      Proposed maximum aggregate value of transaction:

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         (5)      Total fee paid:

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[ ]      Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                             THE MORGAN GROUP, INC.
                              2746 Old U.S. 20 West
                             Elkhart, IN 46514-1168
                                 (574) 295-2200

                    ----------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    ----------------------------------------

                           To Be Held On June 20, 2002

     The annual meeting of stockholders of The Morgan Group, Inc. will be held at the offices of The Morgan Group, Inc., 2746 Old U.S. 20 West, Elkhart, Indiana 46514, on Thursday, June 20, 2002, at 10:00 A.M. Central Time.

     We are asking our stockholders to vote on the following proposals:

     1. Election of Directors. To elect one director by holders of shares of Class A Common Stock, voting separately as a class, and to elect all remaining directors by holders of Class A Common Stock and Class B Common Stock, voting together as a single class.

     2. Other Business. Such other matters as may properly come before the meeting or any adjournment thereof.

     If you were a stockholder of record at the close of business on April 30, 2002, you are entitled to vote at the meeting or any adjournment thereof.

     We urge you to read the enclosed Proxy Statement carefully so that you may be informed about the business to come before the meeting or any adjournment thereof. At your earliest convenience, please sign and return the accompanying proxy in the postage-paid envelope furnished for that purpose.

     A copy of our Annual Report for the fiscal year ended December 31, 2001 is enclosed herewith. The Annual Report is not a part of the proxy soliciting material enclosed with this letter.

                                         By Order of the Board of Directors


                                         /s/ Charles C. Baum

                                         Charles C. Baum, Chairman of the Board

Elkhart, Indiana
April 30, 2002


     It is important that the proxies be returned promptly. Therefore, even if you plan to be present in person at the Annual Meeting, please sign, date and complete the enclosed proxy and return it in the enclosed envelope which requires no postage if mailed in the United States.

                             THE MORGAN GROUP, INC.
                              2746 Old U.S. 20 West
                             Elkhart, IN 46514-1168
                                 (574) 295-2200

                                 ---------------
                                 PROXY STATEMENT
                                 ---------------

                                       For
                         Annual Meeting of Stockholders
                                  June 20, 2002

     The Morgan Group, Inc. is furnishing this Proxy Statement to the holders of Class A Common Stock, $0.015 par value per share (the "Class A Common Stock"), and Class B Common Stock, $0.015 par value per share (the "Class B Common Stock" and together with the Class A Common Stock, the "Common Stock,") in connection with the solicitation of proxies by the Board of Directors to be voted at the Annual Meeting of Stockholders to be held at 10:00 A.M., Central Time, on Thursday, June 20, 2002 at the offices of The Morgan Group, Inc., 2746 Old U.S. 20 West, Elkhart, Indiana 46514, and at any adjournment of that meeting. This Proxy Statement is expected to be mailed to stockholders on or about April 30, 2002.

     If you properly sign and return to us the proxy solicited by this proxy statement and do not revoke it prior to its use, the persons appointed as proxies will vote in accordance with the instructions contained in the proxy. If no contrary instructions are given, with respect to each proxy received, the persons appointed as proxies will vote for each of the matters described below and, upon the transaction of such other business as may properly come before the meeting, in accordance with their best judgment.

     Once you have given a proxy, you may revoke it at any time before it is exercised by (i) filing with us written notice of your revocation (Attention:
Paul D. Borghesani, Secretary, 2746 Old U.S. 20 West, P.O. Box 1168, Elkhart, Indiana 46514-1168), (ii) submitting a duly executed proxy bearing a later date, or (iii) by appearing at the Annual Meeting and giving the Secretary notice of your intention to vote in person. Proxies solicited by this proxy statement may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

Voting Securities And Principal Holders Thereof

     If you were a stockholder of record at the close of business on April 30, 2002 ("Voting Record Date"), you will be entitled to vote at the Annual Meeting. As of April 15, 2002, there were 1,248,157 shares of the Class A Common Stock issued and outstanding and 2,200,000 shares of the Class B Common Stock issued and outstanding. Each share of Class A Common Stock is entitled to one vote, and each share of Class B Common Stock is entitled to two votes on all matters properly presented at the Annual Meeting, except that holders of Class A Common Stock vote together as a single class upon the election of one director.

     The following table sets forth certain information regarding the beneficial ownership of the Class A Common Stock and Class B Common Stock as of April 1, 2002, by each person whom we know to own beneficially 5% or more of the Class A Common Stock or the Class B Common Stock. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares reported.

                                Number of Shares                             Number of Shares
                                   of Class A                                   of Class B
Name and Address of               Common Stock           Percent of            Common Stock        Percent
Beneficial Owner               Beneficially Owned         Class (1)         Beneficially Owned     of Class
-----------------------------  ------------------         ---------         ------------------     --------
Morgan Group Holding Co.             322,200(2)             18.6%(2)             4,400,000(2)        100%(2)
401 Theodore Fremd Avenue
Rye, New York 10580-1430

Charles C. Baum (3)                  377,718(4)             21.3%                       --            --
2545 Wilkens Avenue
Baltimore, Maryland  21223

United Holdings Co., Inc. (3)        237,036                14.1%                       --            --
2545 Wilkens Avenue
Baltimore, Maryland  21223

John L. Keeley, Jr.                  115,000(5)              7.1%                       --            --
401 South LaSalle Street
Suite 1201
Chicago, Illinois  60605

Robotti & Company, Incorporated,
Ravenswood Investment Company, L.P.,
Kenneth R. Wassiak and
Robert E. Robotti                    176,975(6)             10.8%                       --            --
52 Vanderbilt Avenue, Suite 503
New York, New York 10017

----------------
(1) Based upon 1,248,157 shares of Class A Common Stock outstanding as of April 1, 2002.

(2) Morgan Group Holding Co., a Delaware corporation ("Morgan Holding"), owns all 4,400,000 shares of Class B Common Stock (including 2,200,000 shares subject to currently exercisable warrants) and 322,200 shares of Class A Common Stock (including 161,100 shares subject to currently exercisable warrants). Class B Common Stock is automatically converted into Class A Common Stock upon transfer, with certain limited exceptions, on a share-for-share basis. The Class B Common Stock is convertible at all times, at the option of the stockholder and without cost to the stockholder, into Class A Common Stock on a share-for-share basis. Upon conversion, such shares would represent 81.3% of the then outstanding shares of Class A Common Stock. The outstanding Class A Common Stock and Class B Common Stock held by Morgan Holding represents 65.4 % of the aggregate voting power of both classes of Common Stock. Mr. Mario J. Gabelli is the Chairman of the Board and Chief Executive Officer of Morgan Holding. Mr. Gabelli may be deemed to be a beneficial owner of the 322,200 shares of Class A Common Stock and all of the Class B Common Stock owned by Morgan Holding (shown in the above table) by virtue of his and certain affiliated parties' beneficial ownership of 23% of the shares of Common Stock of Morgan Holding. Mr. Gabelli, however, specifically disclaims beneficial ownership of all shares of the Class A Common Stock and Class B Common Stock held by Morgan Holding.

(3) Mr. Baum is a director, executive officer and minority shareholder of United Holdings Co., Inc. ("United Holdings").

(4) Includes 310,940 shares held of record by Mr. Baum (including 155,470 shares subject to currently exercisable warrants), 16,000 shares held of record by Mr. Baum's children (including 8,000 shares subject to currently exercisable warrants), 11,778 shares held in our 401(k) Plan (including 5,889 shares subject to currently exercisable warrants), 14,000 shares held of record by the Baum Foundation (including 7,000 shares subject to currently exercisable warrants), and unexercised options to acquire 25,000 shares. An additional 237,036 shares of Class A Common Stock (not included in Mr. Baum's holdings), including 118,518 shares subject to currently exercisable warrants, are held by United Holdings Co., Inc. of which Mr. Baum is a director, executive officer and minority shareholder.

(5) Includes (a) 14,600 shares beneficially owned by John L. Keeley, Jr., individually (including 7,300 shares subject to currently exercisable warrants), (b) 96,000 shares beneficially owned by Keeley Asset Management Corp. (including 48,000 shares subject to currently exercisable warrants), and (c) 4,400 shares beneficially owned by the John L. Keeley, Jr. Foundation (including 2,200 shares subject to currently exercisable warrants). This information is as of the latest Schedule 13D filed by Mr. Keeley, except that the information has been adjusted to reflect the issuance of warrants.

(6) Includes (a) 101,000 shares beneficially owned by Robotti & Company, Incorporated, a New York corporation ("Robotti & Company") and (b) 75,975 shares beneficially owned by Ravenswood Investment Company, L.P., a New York limited partnership ("Ravenswood"). The 101,000 shares beneficially owned by Robotti & Company includes 50,500 shares underlying urrently exercisable warrants. The 75,975 shares beneficially owned by Ravenswood includes 13,275 shares underlying currently exercisable warrants. Pursuant to Rule 13d-3 under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), by virtue of the investment discretion Robotti & Company and Mr. Robotti, through his ownership of Robotti & Company, have over the accounts of Robotti & Company's brokerage customers and advisory clients, they are deemed to beneficially own the 101,000 shares. Pursuant to Rule 13d-3 under the Exchange Act, as general partners of Ravenswood, Mr. Robotti and Mr. Wassiak are deemed to be the beneficial owners of the shares owned by Ravenswood. Robotti & Company, Mr. Robotti and Mr. Wassiak disclaim beneficial ownership of such shares except to the extent of their pecuniary interest therein.

Proposal I -- Election of Directors

     Our By-Laws, as amended, provide that a plurality of the votes cast at the Annual Meeting of Stockholders shall elect the Board of Directors. Directors are elected for one-year terms and serve until the next annual meeting of stockholders and until their successors are elected or until their death, resignation or removal. The Board of Directors' Nominating Committee has recommended to the Board of Directors that Charles C. Baum, Richard B. Black, Anthony T. Castor III, Robert E. Dolan, John Fikre, Richard L. Haydon and Robert
S. Prather, Jr. be nominated for election to the Board of Directors and that Mr. Prather be nominated for election by the holders of Class A Common Stock voting separately as a class.

     Unless otherwise directed, each proxy executed and returned by a stockholder will be voted for the election of the nominees listed below. If any person named as a nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxy holders will nominate and vote for a replacement nominee recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why the nominees listed below may not be able to serve as directors if elected.

     The following table sets forth certain information regarding each nominee for election as a director including the number and percent of shares of Class A Common Stock beneficially owned by such persons as of April 1, 2002. No nominee for director is related to any other nominee for director or executive officer by blood, marriage, or adoption, and there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected. The table also sets forth the number of shares of Class A Common Stock beneficially owned as of April 1, 2002 by each executive officer and by all directors and executive officers as a group.

                                                Director                       Class A
                                                of Morgan                  Common Stock (1)           Percentage
Name and Title                                   Since                    Beneficially Owned           of Class
-----------------------------------------      -----------                ------------------          ----------
Director Nominees:

For Election By Holders of
   Class A and Class B Common Stock:

Charles C. Baum.............................       1992                        377,718 (2)              21.3%
   Chairman of the Board

Richard B. Black............................       1993                          8,000 (3)                 *
   Director

Anthony T. Castor III.......................       2000                        110,000 (4)               6.6%
   Director, President and
   Chief Executive Officer

Robert E. Dolan.............................       2002                              0                     *
   Director

John Fikre..................................       2002                              0                     *
   Director

Richard L. Haydon...........................       1999                          8,000 (3)                 *
   Director

For Election By Holders of
   Class A Common Stock:

Robert S. Prather, Jr. .....................       1997                          8,000 (3)                 *
   Director

Other Executive Officers:

Michael J. Archual..........................                                    28,166 (5)               1.8%
   President of Morgan Drive Away, Inc.

Paul D. Borghesani..........................                                    12,922 (6)                 *
   Vice President, Treasurer,
   Secretary and General Counsel

Gary J. Klusman.............................                                     7,666 (7)                 *
   Executive Vice President
   Finance and Administration

All directors and executive officers
   as a group (10 persons)..................                                   560,472 (8)              34.4%

--------------
*    Indicates less than 1% of Common Stock beneficially owned.

(1) Based upon information furnished by the respective directors, director nominees and executive officers. Under applicable regulations, shares are deemed to be beneficially owned by a person if he directly or indirectly has or shares the power to vote or dispose of the shares and if he has the right to acquire such power with respect to shares within 60 days. Accordingly, shares subject to options are only included if exercisable within 60 days. Includes shares beneficially owned by members of the immediate families of the directors or executive officers residing in their homes.

(2) Includes 310,940 shares held of record by Mr. Baum (including 155,470 shares subject to currently exercisable warrants), 16,000 shares held of record by Mr. Baum's children (including 8,000 shares subject to currently exercisable warrants), 11,778 shares held in our 401(k) Plan (including 5,889 shares subject to currently exercisable warrants), 14,000 shares held of record by the Baum Foundation (including 7,000 shares subject to currently exercisable warrants), and currently exercisable options to acquire 25,000 shares. An additional 237,036 shares of Class A Common Stock (including 118,518 shares subject to currently exercisable warrants) are held by United Holdings Co., Inc. of which Mr. Baum is a director, executive officer and minority shareholder. See "Voting Securities and Principal Holders Thereof" above.

(3)  Includes currently exercisable options to acquire 8,000 shares.

(4)  Includes currently exercisable options to acquire 110,000 shares.

(5)  Includes currently exercisable options to acquire 28,166 shares.

(6) Includes currently exercisable options to acquire 10,000 shares and 2,922 shares in our 401(k) Plan (including 1,461 shares subject to currently exercisable warrants).

(7)  Includes currently exercisable options to acquire 7,666 shares.

(8)  Includes currently exercisable options to acquire 204,832 shares.

     The business experience of each director and director nominee, along with that of certain other officers, is set forth below.

     Mr. Baum (age 60) serves as Chairman of the Board of Morgan. From 1992 until January, 2000, Mr. Baum was Morgan's Chief Executive Officer. Mr. Baum has also been Chief Financial Officer, Treasurer and Secretary of United Holdings Co., Inc. and its predecessors and affiliates since 1973. United Holdings Co., Inc. was involved in the metal business until 1990 when it shifted its focus to become a firm that invests in real estate and securities. Mr. Baum is also a director of United Holdings Co., Inc., Gabelli Group Capital Partners, Inc. (a registered investment adviser under the Investment Advisers Act of 1940, as amended), Shapiro Robinson & Associates (a firm which represents professional athletes), and Municipal Mortgage and Equity Co. (a company engaged in the business of mortgage financing).

     Mr. Black (age 68) joined Morgan's Board of Directors in 1993. Mr. Black is a General Partner of OpNet Partners, L.P. Mr. Black is Vice Chairman and has been a director of Oak Technology, Inc., a worldwide semiconductor supplier for the personal computer and consumer electronics industries, since 1988. He was President of Oak Technology, Inc. from January 1988 to March 1999. Mr. Black has been Chairman and a director of ECRM, Incorporated, a producer of electronic publishing equipment, since 1983. He is also a director of GSI Lumonics, Inc., a manufacturer of laser-based positioning systems, testing equipment, and medical imaging systems, Gabelli Group Capital Partners, Inc., Altigen Communications, Inc., a systems company, Photoniko, Inc., an optical networking components company, TREX Enterprises, a laser and microwave imaging and optical networking components company, and Servador, Inc., an e-commerce printing company.

     Mr. Castor (age 50) joined Morgan as President and Chief Executive Officer in January, 2000. He was appointed to Morgan's Board of Directors in March, 2000. From January, 2001 until August 2001, Mr. Castor was the interim Chief Executive Officer and President of Spinnaker Industries, Inc., a maker of adhesive backed materials. In February, 2001, Mr. Castor became a director and Vice Chairman of Lynch Corporation, a diversified manufacturing company and 48% owner of Spinnaker Industries, Inc. Prior to joining Morgan, Mr. Castor was the President and Chief Executive Officer of Precision Industrial Corporation from 1997 to 1999 and of Hayward Industries, Inc. from 1993 to 1997. Mr. Castor is a director of Super Vision International, Inc.

     Mr. Dolan (age 50) became a director of Morgan in 2002. Mr. Dolan has served as the Chief Financial Officer of Lynch Interactive Corporation, a Delaware corporation ("Lynch Interactive"), since September 1999. He was the Chief Financial Officer of Lynch Corporation from 1992 to 2000. Mr. Dolan also serves as the Chief Financial Officer and a director of Morgan Group Holding Co. and has been a director of Sunshine PCS Corporation since November 2000.

     Mr. Fikre (age 37) became a director of Morgan in 2002. He has been Vice President-Corporate Development, General Counsel and Secretary of Lynch Interactive since August 2001. He is also the Vice President, Secretary and a director of Morgan Group Holding Co. From August 1994 until August 2001, Mr. Fikre was an associate at the law firm of Willkie, Farr & Gallagher.

     Mr. Haydon (age 55) became a director of Morgan in 1999. He is a partner of Omega Advisors, Inc. and was the Managing Partner of Strategic Restructuring Partnerships from 1990 until 2000.

     Mr. Prather (age 57) has been a director of Morgan since 1997. He has served as the President and Chief Executive Officer of Bull Run Corporation, an investment holding company, since 1992 and as Executive Vice President of Gray Communications Systems, Inc., a media and communications company, since 1996. Mr. Prather is also a director of Bull Run Corporation and Gray Communications Systems, Inc.

     Mr. Archual (age 51) was named President of Morgan Drive Away Inc., a wholly owned subsidiary of Morgan ("Morgan Drive Away"), in February, 2001. Prior to joining Morgan Drive Away, Mr. Archual was Vice President, Marketing and Sales, of TruckersB2B, Inc., a business-to-business service subsidiary of Celadon Group, Inc. since 2000. Previously he had served as President-Servicios de Transportacion Jaguar, another Celadon subsidiary, from 1998 to 2000 and as Executive Vice President of Celadon Trucking Services from 1995 to 1998.

     Mr. Borghesani (age 63) has been Vice President and Corporate Counsel of Morgan Drive Away since 1996 and Vice President, Treasurer, Secretary and Corporate Counsel of Morgan since March, 2001. He served as Vice President of Morgan and its predecessors from 1988 to 1996. Mr. Borghesani has also been Counsel to Baker & Daniels, a private law firm, since 1996. From 1980 to 1983, Mr. Borghesani was in private practice as an attorney specializing in transportation law and related matters. From 1968 to 1980, Mr. Borghesani served in various management capacities for Morgan Drive Away.

     Mr.  Klusman (age 42) was named Vice  President  Finance,  Secretary  and a
Director of Morgan Drive Away in March, 2001 and Executive Vice President Finance and Administration of Morgan, effective May, 2001. Prior to joining Morgan Drive Away, Mr. Klusman was Vice President-Operations of DriverNet, Inc., a company specializing in technology solutions for the trucking industry, from January 2000 to December 2000. He served as President and Chief Executive Officer of OTR Express, Inc., a truckload carrier and logistics company, from 1998 to 1999, after having previously served as Executive Vice President from 1995 to 1998 and as Vice President and Chief Financial Officer from 1991 to 1995.

     The Directors, except for Mr. Prather, shall be elected upon receipt of a plurality of all votes cast by holders of Class A Common Stock and Class B Common Stock at the Annual Meeting of Stockholders. Mr. Prather shall be elected upon receipt of a plurality of votes cast by holders of Class A Common Stock at the Annual Meeting of Stockholders.

                Meetings and Committees of the Board of Directors

     During the fiscal year ended December 31, 2001, our Board of Directors met four times in addition to taking a number of actions by unanimous written consent. During fiscal 2001, no incumbent director attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which he served.

     Our Nominating Committee, which is responsible for recommending nominees for election to our Board of Directors, is made up of Mr. Baum, as Chairman, Mr. Castor and Mr. Haydon. The committee met twice during the year ended December 31, 2001. The Nominating Committee will consider a candidate for director proposed by a stockholder. Such candidate must be highly qualified and be both willing and interested in serving on the Board of Directors. A stockholder wishing to propose a candidate for the Nominating Committee's consideration should forward the candidate's name and information about the candidate's qualifications to our Secretary at the address listed on the cover of this proxy statement.

     Our Audit Committee assists the Board of Directors in monitoring the integrity of our system of internal accounting and financial controls, the integrity of our financial statements and the independence and performance of our independent auditors. The current members of this committee are Mr. Black, as Chairman, Mr. Haydon, and Mr. Prather. The Committee held four meetings during the year ended December 31, 2001.

     The Compensation Committee of the Board of Directors is comprised of Mr. Haydon, as Chairman, Mr. Black and Mr. Prather. The Committee recommends employee compensation, benefits and personnel policies to the Board of Directors and establishes for Board approval salary and cash bonuses for senior officers. The committee met twice during the year ended December 31, 2001.

              Report of the Audit Committee, Charter, Independence

     The Audit Committee has reviewed and discussed Morgan's audited financial statements with management and with Ernst & Young, Morgan's independent auditor. The Audit Committee has also discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards 61, which includes, among other items, matters related to the conduct of the audit of Morgan's financial statements.

     The Audit Committee has received written disclosures and the letter from the auditors required by Independence Standards Board Standard No. 1, which relates to the auditors' independence from Morgan and its related entities, and has discussed with the auditors the auditors' independence from Morgan. The Audit Committee has considered whether the provision by the auditors of the services disclosed below under the captions "Financial Information Systems Design and Implementation Fees" and "All Other Fees" is compatible with maintaining the auditors' independence.

     Based on the review and discussions of Morgan's audited financial statements with management and discussion with the independent auditors, the Audit Committee recommended to the Board of Directors that Morgan's audited financial statements be included in Morgan's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

     This report  respectfully  submitted by the Audit Committee of the Board of
Directors:

                             Audit Committee Members
                             -----------------------
                           Richard B. Black, Chairman
                                Richard L. Haydon
                                Robert S. Prather

     The Board of Directors has adopted a written charter for the Audit Committee, a copy of which was attached to last year's proxy statement.

     The Board of Directors has determined that Mr. Black, Mr. Haydon and Mr. Prather all meet the requirements for independence set forth in the Listing Standards of the National Association of Securities Dealers.

                      Report of the Compensation Committee

     The objectives of the Compensation Committee with respect to executive compensation are the following:

     (1) provide compensation opportunities generally competitive with those offered by other similarly situated companies to ensure our ability to attract and retain talented executives who are essential to our long-term success;

     (2)  reward  executive   officers  based  upon  their  ability  to  achieve
          short-term and long-term strategic goals and objectives and to enhance stockholder value; and

     (3) align the interests of the executive officers with the long-term interests of stockholders by granting stock options which will become more valuable to the executives as the value of our shares increases.

     At present, our executive compensation program is comprised principally of base salary and long-term incentive opportunities provided in the form of stock options. Stock options have a direct relation to long-term enhancement of stockholder value. In years in which our performance goals are met or exceeded, executive compensation should tend to be higher than in years in which performance is below expectations.

     The Morgan Group, Inc. Incentive Stock Plan ("Stock Plan") is our principal long-term incentive plan for directors, executive officers and other key employees. The objectives of the Stock Plan are (a) to align executive and stockholder long-term interests by creating a strong and direct link between executive compensation and stockholder return, and (b) to enable executive officers and other key employees to develop and maintain a significant long-term ownership position in our Class A Common Stock. The Stock Plan authorizes the Compensation Committee to award executive officers and other key employees stock options, shares of restricted stock or certain cash awards. Stock options are generally granted with exercise prices at the prevailing market price and will only have a value to the executives if the stock price increases.

     The Compensation Committee believes that the option plan helps to link executive compensation to corporate performance. This should result in better alignment of compensation with corporate goals and the interests of our stockholders. As performance goals are met or exceeded, most probably resulting in increased value to stockholders, executives are appropriately rewarded. The Compensation Committee believes that compensation levels during fiscal 2001 for executive officers adequately reflect Morgan's compensation goals and policies. Based on Morgan's performance, we issued 114,000 options to executive officers in fiscal 2001.

     The base salaries of executive officers other than the Chief Executive Officer are determined by the Compensation Committee based on recommendations of the Chief Executive Officer, taking into account personal performance and experience.

     Mr. Castor participates in the executive compensation plans available to all executive officers and his compensation is determined according to the same compensation philosophy and principles.

     Pursuant to Mr. Castor's employment agreement, Mr. Castor's base salary was $250,000 in 2000 and $262,500 in 2001 adjusted for cost of living increase.

                                  Compensation
                                Committee Members
                                -----------------
                              Mr. Haydon, Chairman
                                    Mr. Black
                                   Mr. Prather

                             Executive Compensation

Employment Agreements.

     Mr. Castor. Mr. Castor entered into a written employment agreement with us effective January, 2000 which was approved by the Board of Directors. Pursuant to the agreement, Mr. Castor's annual base salary is $250,000, subject to increases to reflect inflation and performance as reasonably determined by the Board of Directors. In addition, Mr. Castor is eligible to receive an annual bonus of 50% of his base salary if we meet the corporate goals and objectives jointly determined by Mr. Castor and the Board of Directors. We also provide Mr. Castor with split-dollar life insurance and certain other perquisites. Mr. Castor's employment agreement contains a covenant not to compete with us upon his termination for a period of 18 months.

     Under his employment agreement, Mr. Castor is entitled to certain severance payments. In the event that Mr. Castor is terminated without cause, he is entitled to a payment of (a) one times his base salary plus bonus if terminated in the first year, (b) one and a half times his base salary plus bonus if terminated in the second year, or (c) two times his base salary and bonus if terminated after two years. In addition, Mr. Castor may continue to participate in medical and other insurance plans and the split- dollar life insurance policy for a period of up to two years after termination. In the event of termination due to a change of control, Mr. Castor will receive, instead of the payments described above, a payment equal to the greater of two times his base salary plus 50% of such base salary or his base salary plus bonus for the prior calendar year.

     Mr. Borghesani. Mr. Borghesani and Morgan Drive Away entered into a consulting agreement effective April 1, 1996. Under such agreement, Mr.
Borghesani will remain available to Morgan Drive Away on a substantially continuous basis (though less than full time) for base compensation of $100,000 per year, plus an hourly rate of $100 per hour for hours in excess of his annual hourly commitment. Mr. Borghesani's base salary under such agreement was increased to $108,400 for 2000 and 2001. If his employment is terminated other than for just cause (as defined in the employment agreement) he is entitled to a three-month severance benefit of $8,333 per month. During such period, Mr. Borghesani remains eligible to participate in benefit plans and programs available to Morgan Drive Away's executive officers.

     Mr. Archual. Mr. Archual's employment agreement provides for an annual base salary of $185,000 with increases to reflect his performance as reasonably determined by Mr. Castor or the Board of Directors. Additionally, Mr. Archual is eligible to receive a cash bonus of up to 50% of his base salary. The agreement guaranteed that Mr. Archual's bonus for 2001 would be at least 25% of his base salary.

     Under the employment agreement, Mr. Archual is entitled to severance compensation, including continuation of his base salary and participation in our standard benefit plans for nine months following his termination if terminated prior to January 2003 and for twelve months if terminated thereafter.

     Mr. Klusman. Mr. Klusman's employment agreement provides for an annual base salary of $130,000, with increases to reflect his performance as determined by Mr. Archual or the Board of Directors. He is eligible to receive a cash bonus of up to 40% of his base salary. Mr. Klusman is entitled to severance compensation, including continuation of his base salary and participation in our standard benefit plans for 6 months following his termination.

Remuneration of Named Executive Officers.

     The following table sets forth, for each of the last three fiscal years, information with respect to the Chief Executive Officer and each of the executive officers whose aggregate salary and bonus paid for fiscal 2001 exceeded $100,000 (the "Named Executive Officers").

                                              Summary Compensation Table

                                                       Annual Compensation                   Long Term Compensation
                                            --------------------------------------    --------------------------------------
                                                                                               Awards             Payouts
                                                                        Other         ---------------------    -------------
                                                                        Annual               Securities
                                                                        Compen-              Underlying             Other
Name and Principal Position         Year    Salary      Bonus          sation (1)            Options(#)         Compensation
---------------------------         ----    ------      -----          ----------            ----------         ------------
Anthony T. Castor III               2001   $ 259,105  $      --       $   --                  60,000              $31,982 (2)
     President and                  2000     233,654    125,000           --                 120,000               27,644 (2)
     Chief Executive Officer        1999          --         --           --                      --                   --

Michael Archual                     2001     175,443     40,469           --                  46,000                   --
     President of Morgan            2000          --         --           --                      --                   --
     Drive Away                     1999          --         --           --                      --                   --

Paul D. Borghesani                  2001     108,400         --           --                      --                   --
     Vice President of              2000     108,400         --           --                      --                   --
     Morgan Drive Away              1999      99,540         --           --                      --                   --

Gary J. Klusman                     2001     101,311     26,000           --                  14,000                   --
     Treasurer, Executive           2000          --         --           --                      --                   --
     Vice President                 1999          --         --           --                      --                   --
     and Chief Financial Officer

Charles C. Baum                     2001      61,750         --           --                      --                   --
     Chairman                       2000      68,875         --           --                      --                   --
                                    1999     123,500         --           --                      --                   --

---------------
(1) Pursuant to applicable regulations, the value of Other Annual Compensation is not reflected unless the aggregate amount of such compensation exceeds the lesser of $50,000 or 10% of the annual salary and bonus paid to the executive officer.

(2) Represents the full value of the premiums paid during the fiscal year for split-dollar life insurance.

              Stock Options Granted in Year Ended December 31, 2001

     The following table sets forth information related to options granted during the year ended December 31, 2001 to each of the Named Executive Officers to whom options have been granted.

                              Individual Grants                                                    Potential Realizable
                                                                                                         Value at
                                          % of Total                                                     Assumed
                                            Options                                                   Annual Rates of
                           Securities      Granted to                                                   Stock Price
                           Underlying     Employees in        Exercise or                             Appreciation For
                            Options           Year             Base Price      Expiration                Option Term
Name                       Granted (#)        2001              ($/Sh)            Date             5%($)(1)        10%($)(1)
------------------------   -----------        ----              ------            ----             --------        ---------
Anthony T. Castor III        20,000           16.7%             $4.10            2/27/11           $101,260        $209,800

Anthony T. Castor III        40,000           33.3               3.20           11/20/11            238,520         455,600

Michael J. Archual           13,333           11.1               4.25           01/17/11             65,505         137,863

Michael J. Archual           13,333           11.1               6.25           01/17/11             38,839         111,197

Michael J. Archual           13,334           11.1               8.25           01/17/11             12,174          84,538

Michael J. Archual            6,000            5.0               3.20           11/20/11             35,778          68,340

Gary J. Klusman               3,333            2.8               4.10           02/23/11             16,875          34,963

Gary J. Klusman               3,333            2.8               6.10           02/23/11             10,209          28,297

Gary J. Klusman               3,334            2.8               8.10           02/23/11              3,544          21,638

Gary J. Klusman               4,000            3.3               3.20           11/20/11             23,852          45,560



(1) Based on the fair market value on the date of grant of $2.50 per share. These gains are based upon assumed rates of annual compound stock appreciation of 5% and 10% from the date the options were granted over the full option term. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on option exercises are dependent upon the future performance of the shares and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be achieved.

The following table includes the number of shares covered by both exercisable and unexercisable stock options held by the named executive officers as of December 31, 2001. Also reported are the values for "in-the-money" options (options whose exercise prices are lower than the market value of the shares at fiscal year end) which represent the spread between the exercise price of any such existing stock options and the fiscal year-end market price of such stock.

                                                                  Number of                          Value of
                            Shares                           Unexercised Options               In-the-Money Options
                          Acquired On     Value              at Fiscal Year End                at Fiscal Year End(1)
Name                      Exercise (#) Realized ($)      Exercisable  Unexercisable        Exercisable    Unexercisable
---------------------     ------------ ------------      -----------  -------------        -----------    -------------
Anthony T. Castor III         -0-      $  -0-             110,000      70,000               $   0  (2)     $ 0 (2)
Michael J. Archual            -0-         -0-              14,833      31,167                   0  (2)       0 (2)
Paul D. Borghesani            -0-         -0-              10,000         -0-                   0  (2)       0 (2)
Gary J. Klusman               -0-         -0-               4,333       9,667                   0  (2)       0 (2)
Charles C. Baum               -0-         -0-              25,000         -0-                   0  (2)       0 (2)

(1) Based on market value of the Class A Common Stock of $2.50 per share at December 31, 2001.

(2) Since the fair market value of the shares subject to the options was below the exercise price of the options at fiscal year end, such options were not "in-the-money."

Benefit Plans

     401(k) Plan. All employees of our subsidiaries are eligible to participate in the Morgan Group, Inc. Deferred Compensation 401(k) Plan (the "401(k) Plan") after having satisfied eligibility requirements including age, employment term, and hours of service, as specified in the 401(k) Plan.

     The 401(k) Plan permits employees to make contributions by deferring a portion of their compensation. Participating employees also share in contributions made by their respective employers. The annual employer contribution to each participant's account is equal to 25% of the first $800 of the participant's contribution, provided the employer has net income or retained earnings. We have discretion to, and may consider, increasing the annual matching contribution in the future. A participant's interest in both employee and employer matching contributions and earnings thereon are fully vested at all times. We also have discretion to make profit-sharing contributions to the 401(k) Plan which would vest over six years.

     Employee and employer contributions may be invested in our Class A Common Stock or in one or more guaranteed income or equity funds or insurance contracts offered under the Plan from time to time. Except in certain cases of financial hardship, a participant (or his or her beneficiary) receives distributions from the 401(k) Plan only at retirement, termination of employment, total permanent disability, death, or termination of the 401(k) Plan. At that time, the value of the participant's interest in the 401(k) Plan is distributed to the participant (or his or her beneficiary). We offer no other post- termination benefit plans.

     Health, Life and Disability Insurance. We pay annual premiums for health, life and disability insurance for executive officers.

                            Compensation of Directors

     Directors receive $1,000 per year for serving on the Board of Directors and $1,000 for each Board of Directors meeting attended. In addition, the Chairman of each of the Compensation, Audit and Nominating Committees receives $5,000 annually. Other committee members receive $500 for each committee meeting attended. Our Chairman, Mr. Baum, does not receive any additional compensation for serving as a director.

     The Stock Plan contains a formula providing for the grant of non-qualified options to each non- employee director. Non-employee directors first elected to the Board of Directors after the 1997 annual meeting of stockholders may be granted options to purchase up to 8,000 shares of Class A Common Stock at an exercise price of not less than 80% of the fair market value of Class A Common Stock on the date of grant, if and to the extent determined by the Board of Directors. All options presently granted have terms of 10 years and one day.

                                Performance Graph

     The graph shows the performance of our Class A Common Stock since December 31, 1996, in comparison to the American Stock Exchange Market Value Index and an issuer selected peer group.(1)

[GRAPH OMITTED]

                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
                         AMONG THE MORGAN GROUP, INC.,
                     AMEX MARKET INDEX AND PEER GROUP INDEX

------------------ --------------- --------------- ---------------- --------------- --------------- ----------------

                        12/31/96        12/31/97        12/31/98         12/31/99        12/31/00        12/31/01
------------------ --------------- --------------- ---------------- --------------- --------------- ----------------

     The Morgan         100.00          124.76          100.13           78.88           58.98           34.69
     Group, Inc.
------------------ --------------- --------------- ---------------- --------------- --------------- ----------------

     Peer Group         100.00          120.16          122.27           90.01           83.73           115.51
------------------ --------------- --------------- ---------------- --------------- --------------- ----------------

     AMEX               100.00          120.67          121.44           154.58          158.24          149.40
     Market Index
------------------ --------------- --------------- ---------------- --------------- --------------- ----------------

                   ASSUMES $100 INVESTED ON DECEMBER 31, 1996
                     ASSUMES REINVESTMENT OF ALL DIVIDENDS

(1) We arrange the delivery of products for the manufactured housing, commercial and recreational vehicle industries as well as provide financial and insurance services. Accordingly, the peer group includes manufactured housing and recreational vehicle manufacturers and companies who arrange for delivery services and provide financial and insurance services. The peer group is composed of Champion Enterprises, Inc., Clayton Homes, Inc., Fleetwood Enterprises, Inc., JB Hunt Transport Services, Inc., Landstar System, Inc., Oakwood Homes Corp., Patrick Industries, Inc. and Skyline Corporation.

                    Certain Transactions with Related Persons

     We were formed by Lynch Corporation ("Lynch") in 1988 to acquire the shares of Morgan Drive Away. Lynch is a diversified company listed on the American Stock Exchange.

     On September 1, 1999, Lynch transferred all of its shares of us to Brighton, a wholly-owned subsidiary of Lynch Interactive Corporation ("Lynch Interactive"). Effective September 1, 1999, all of the stock of Lynch Interactive was transferred to the shareholders of Lynch, resulting in Lynch Interactive becoming our controlling shareholder.

     In November, 2001, Lynch Interactive formed Morgan Holding for the purpose of spinning off its investment in us. Effective January, 2002, all of the common stock of Morgan Holding was transferred to the shareholders of Lynch Interactive. This spin-off did not effect a change in the ultimate control of us.

     As a result of these transactions, Morgan Holding currently owns all 2,200,000 shares of Class B Common Stock and 161,100 shares of Class A Common Stock. These shares represent 68.5% of our aggregate voting control. By virtue of its relationship with Morgan Holding, we receive certain benefits and services from Morgan Holding such as directors and officers insurance, placement, strategic consultation and financial and accounting services from time to time. The Board of Directors has approved a services agreement providing for the payment of reasonable compensation to Morgan Holding for these benefits and services. Such fees incurred in 2001 were $100,000.00.

                              Independent Auditors

     Representatives of Ernst & Young, our auditors since 1997, are expected to be available at the Annual Meeting with the opportunity to make a statement if they desire to do so and to answer appropriate questions. The Board of Directors has not yet completed the process of selecting a principal auditor for 2002.

Audit Fees

     The aggregate fees billed for professional services rendered for the audit of our annual financial statements and the reviews of the financial statements included in our quarterly reports on Form 10-Q for the fiscal year ended December 31, 2001, were $112,000.

Audit Related Fees

     The aggregate audit related fees billed for professional services rendered by the auditors, other than fees disclosed above, during the year ended December 31, 2001, were $115,000 relating to assistance with a Registration Statement and statutory audit services.

Financial Information Systems Design and Implementation Fees

     There were no professional services rendered by the auditors for financial information systems design and implementation during the fiscal year ended December 31, 2001.

All Other Fees

     There were no other professional services rendered by the auditors during the fiscal year ended December 31, 2001.

             Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our officers and directors and persons who own more than 10% of our Class A Common Stock file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file.

     Based solely on its review of the copies of such forms received by it, and/or written representations from certain reporting persons that no Forms 5 were required for those persons, we believe that during the fiscal year ended December 31, 2001, all filing requirements applicable to its officers, directors and greater than 10% stockholders with respect to Section 16(a) of the 1934 Act were complied with, except that Robert E. Dolan and John Fikre are delinquent in filing their Forms 3, Charles C. Baum and Paul D. Borghesani are delinquent in filing their Forms 5 reporting the acquisition of warrants issued in 2001, and Anthony T. Caster III, Michael J. Archual and Gary J. Klusman are delinquent in filing their Forms 5 reporting the acquisition of stock options acquired in 2001. The directors and executive officers are expected to file their Forms 3 and Forms 5 promptly.

                        Vote Required to Approve Matters

     A quorum for the meeting requires a presence in person or by proxy of holders of a majority of the outstanding shares of the Common Stock. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector(s) of election appointed for that meeting.

     Our By-Laws, as amended, provide that a plurality of the votes cast at the Annual Meeting of Stockholders shall elect a Board of Directors. The directors, except for Mr. Prather, shall be elected upon receipt of a plurality of all votes cast by the holders of Class A Common Stock and Class B Common Stock voting together as a single class. Mr. Prather shall be elected upon receipt of a plurality of all votes cast by holders of Class A Common Stock.

     Most other actions are authorized by the affirmative vote of a majority of the holders of Class A Common Stock and Class B Common Stock voting together as a single class. In some instances our Certificate of Incorporation, the Delaware General Corporation Law or other applicable law may require that the holders of a particular class of Common Stock vote separately as a class.

     Abstentions, broker non-votes (i.e., where brokers or nominees indicate they have not received instructions from the beneficial owner or other person entitled to vote shares with respect to a particular matter) and votes withheld will be included in the calculation of the presence of a quorum. Abstentions and broker non-votes have no effect in the election of directors but have the same effect as a vote against other actions.

                              Stockholder Proposals

     Any proposal that a stockholder wishes to have presented at the next Annual Meeting of the Stockholders to be held in June 2003 must be received at our main office for inclusion in the proxy statement no later than 120 days in advance of April 30, 2003, and must otherwise comply with the requirements of Rule 14a-8 under the Exchange Act. Any such proposal should be sent to the attention of the Secretary of The Morgan Group, Inc. at 2746 Old U.S. 20 West, Elkhart, Indiana 46514-1168.

     In addition, if a stockholder intends to present a proposal at the next annual meeting of stockholders without including the proposal in the proxy materials for that meeting, and if the proposal is not received by March 14, 2003, then the proxies designated by the Board of Directors for that meeting may vote in their discretion on any proposal any shares for which they have been appointed proxies without mention of such matter in the proxy statement or on the proxy card for that meeting.

                                  Other Matters

     Management is not aware of any business to come before the Annual Meeting other than those matters described in the Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

     The solicitation of proxies is made on behalf of the Board of Directors, and the cost thereof will be borne by us. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of the Class A Common Stock. In addition to solicitation by mail, our directors, officers, and employees may solicit proxies personally or by telephone without additional compensation.

     Each stockholder is urged to complete, date and sign the proxy and return it promptly in the enclosed return envelope.

     Insofar as any of the information in this Proxy Statement may rest peculiarly within the knowledge of persons other than us, we rely upon information furnished by others for the accuracy and completeness thereof.


                                         By Order of the Board of Directors


                                         /s/ Charles C. Baum

                                         Charles C. Baum, Chairman of the Board
April 30, 2002

                             THE MORGAN GROUP, INC.

Proxy for Annual Meeting of Stockholders to be held June 20, 2002

The undersigned hereby appoints Charles C. Baum or Anthony T. Castor III, such as the proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of The Morgan Group, Inc. (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held June 20, 2002, or at any adjournment thereof, as follows:

                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

1.  ELECTION OF DIRECTORS   For all nominees listed     Withhold Authority
                            at right except as marked   to vote for all nominees
                            to the contrary below       listed at right
                                     [ ]                        [ ]

     (INSTRUCTION: To withhold authority to vote for an individual nominee, write that nominee on the space provided below)

(a)  ELECTION OF SIX DIRECTORS BY ALL STOCKHOLDERS

     Nominees:
         Charles C. Baum
         Richard B. Black
         Anthony T. Castor III
         Robert E. Dolan
         John Fikre
         Richard L. Haydon

(b) ELECTION OF DIRECTOR BY HOLDERS OF CLASS A COMMON STOCK

    Nominees:
         Robert Prather, Jr.

2. The proxies are authorized to vote in their discretion on any other matters which may properly come before the Annual Meeting to the extent set forth in the proxy statement.

This proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this Proxy will be voted FOR the election of all director nominees listed herein.

Your vote is important. If you do not expect to attend the Annual Meeting, or if you do plan to attend but wish to vote by proxy, please date, sign and mail this proxy. A return envelope is provided for this purpose.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

(Signature)_________________ (Signature)_______________________ Date______, 2002
                                      Signature (if Jointly Owned)

NOTE: Please date this proxy. Please sign exactly as your name appears on the accompanying materials. If shares are held jointly, both joint owners should sign. If signing as attorney, executor, administrator, guardian or in any other representative capacity, please give your full title as such.